Exhibit 99.1

FOR IMMEDIATE RELEASE

Lear Contacts:

Alicia Davis

(248) 447-1781

Joel Elsesser

(248) 447-5512

Lear Increases Share Repurchase Authorization to $1.5 Billion and

Raises Quarterly Cash Dividend to $0.75 Per Share

SOUTHFIELD, Michigan, February 7, 2019 — Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating and electrical and electronic systems, today announced that its Board of Directors has authorized an increase in the Company’s share repurchase authorization to $1.5 billion and extended the authorization period until December 31, 2021. In addition, the Board raised the quarterly cash dividend on the Company’s common stock by 7% from $0.70 per share to $0.75 per share. The next dividend is payable on March 20, 2019, to shareholders of record at the close of business on March 1, 2019.

“The Lear Board of Directors fully supports the Company’s capital allocation priorities of investing in the business to improve competitiveness and drive profitable growth, maintaining a strong and flexible balance sheet, and consistently returning excess cash to shareholders,” said Henry D. G. Wallace, Lear’s Non-Executive Chairman. “The shareholder actions announced today are consistent with this strategy and demonstrate the confidence Lear’s Board has in the Company’s outlook.”

At the end of 2018, Lear had $800 million remaining on its share repurchase authorization. As a result of today’s action, Lear’s total available share repurchase authorization is now $1.5 billion. Since the Company began its share repurchase and dividend programs in 2011, Lear has returned approximately $4.9 billion to shareholders, including the repurchase of approximately 46% of the Company’s shares outstanding as of the commencement of its share repurchase program.

Lear may implement share repurchases under its share repurchase authorization utilizing a variety of methods, including open market purchases, accelerated share repurchase programs, privately negotiated transactions and structured repurchase transactions. Share repurchases are subject to the Company’s discretion with respect to alternative uses of capital, as well as prevailing financial, market and industry conditions.

Lear’s 2019 Annual Stockholders Meeting will be held on May 16, 2019, at 9:00 a.m. Eastern Time, at the Company’s corporate headquarters, 21557 Telegraph Road, Southfield, Michigan 48033. The record date for determining eligibility to vote at the 2019 Annual Meeting is March 21, 2019.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company’s sales backlog. The Company’s sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear

Lear Corporation is one of the world’s leading suppliers of automotive seating and electrical and electronic systems. Lear serves every major automaker in the world, and Lear content can be found on more than 400 vehicle nameplates. Lear’s world-class products are designed, engineered and manufactured by a diverse team of approximately 169,000 employees located in 39 countries. Lear currently ranks #148 on the Fortune 500. Lear’s headquarters are in Southfield, Michigan. Further information about Lear is available at lear.com or follow us on Twitter @LearCorporation. Lear is where passion drives possibilities.

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